MERGER AGREEMENT

BETWEEN

ELEVATED CONCEPTS, INC., A NEVADA COMPANY

AND

BLOGGERWAVE APS., A DANISH COMPANY

This merger agreement (the “Merger Agreement”) is entered into on this 9th day of September, 2009, by and among Elevated Concepts, Inc., a corporation organized under the laws of the State of Nevada (“ELVT” or “Surviving Corporation”), and Bloggerwave ApS, a corporation organized under the Danish Company Accounts Act (“BWAVE”).

RECITALS

WHEREAS the Merger Agreement is the culmination of discussions, negotiations and strategic business operational planning regarding a transaction in which BWAVE will merge with and into ELVT and ELVT shall be the surviving corporation (the “Merger”); and

WHEREAS the Surviving Corporation is interested in acquiring all of the assets and total issued and outstanding shares of Common Stock of BWAVE.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the cx

Section 1. Basic Transaction

1.01. The Merger.  On and subject to the terms and conditions of this Merger Agreement, BWAVE will merge with and into ELVT at the effective time (herein defined in Section 1.04). ELVT shall be the surviving corporation after consummation of the Merger Agreement, and the business and operational activities of BWAVE shall be conducted by and through the Surviving Corporation, and BWAVE will assume the assets and liabilities of the Surviving Corporation.

1.02. The Closing. The closing of the transactions contemplated by this Merger Agreement (the “Closing”) shall take place concurrently at the registered offices of BWAVE and the Surviving Corporation.

1.03. Actions at the Closing.  At the Closing, the Surviving Corporation and BWAVE will deliver:

(i)	Consent resolutions of the Board of Directors of the Surviving Corporation and BWAVE approving the transactions contemplated by this Merger Agreement;

(ii)	Consent Resolutions signed by the holders of a majority of the issued and outstanding shares of BWAVE Common Stock approving the transactions contemplated by this Merger Agreement;

(iii)
Instructions from the Surviving Corporation to its stock transfer agent authorizing transfer of 5,000,000 shares of Common Stock of the Surviving Corporation to the BWAVE stockholders in proportion to their respective holdings of record in BWAVE Common Stock as indicated in Appendix A;

(iv)
Instructions from the Surviving Corporation to its stock transfer agent authorizing issuance of an additional 3,000,000 shares of Common Stock of the Surviving Corporation to the entities and in the quantities listed in Appendix B;

(v)	Consent Resolutions signed by a majority of the Surviving Corporation’s stockholders approving the transactions contemplated by this Merger;

(vi)	Delivery of all minute books, corporate seals, stock records, tax returns, accounting and other records, and all other assets of the Surviving Corporation to the new officers;

(vii)	Delivery by the BWAVE stockholders to the Surviving Corporation of the total issued and outstanding shares of Common Stock of BWAVE;

(vii)	Articles of Merger to be filed with the Nevada Secretary of State;

1.04. Effect of Merger.

(i)
The Merger shall become effective (the “Effective Time”) on September 9, 2009 at 10:00 AM Pacific Daylight Time or as soon as practical thereafter.  For purposes of this Merger Agreement the day upon which the Effective Time occurs shall be referred to as the “Effective Date.” The Merger shall have the effect set forth in the Nevada Revised Statutes, as amended. ELVT shall remain as the Surviving Corporation. The Surviving Corporation and BWAVE may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either BWAVE or the Surviving Corporation in order to carry out and effectuate the transactions contemplated by this Merger Agreement.

(ii)	The Articles of Incorporation of Surviving Corporation shall be and remain unchanged and in effect until amended or repealed by law.

(iii)	The Bylaws of the Surviving Corporation shall remain in effect as they were prior to the Effective Time.

(v)
With the exception of 4,100,000 shares of the Surviving Corporation’s Common Stock, all shares of the Surviving Corporation’s stock, including Common Stock, Preferred Stock and any other stock or equity rights, that are issued and outstanding, shall be redeemed and paid for by the Surviving Corporation immediately prior to the Merger.

(vi)
Each share of BWAVE Common Stock outstanding at the Effective Time shall be converted into 50,000 shares of the Surviving Corporation’s Common Stock without any action on the part of the holders thereof such that all of the outstanding shares of BWAVE Common Stock shall be converted into a total of 5,000,000 shares of the Surviving Corporation’s Common Stock as a result of the Merger.  After the Effective Time, each holder of an outstanding certificate or certificates which, prior thereto, represented shares of BWAVE Common Stock shall be entitled, upon surrender thereof, to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Surviving Corporation’s Common Stock into or for which its shares have been converted or exchanged.

(vii)
Within ten days of the Effective Time, the Surviving Corporation shall issue an additional 3,000,000 shares of the restricted Common Stock of the Surviving Corporation to those listed at Appendix B and, when issued in accordance with the terms and provisions of the Merger Agreement, shall be deemed fully paid and non-assessable.

(viii)
All shares of stock into which shares of BWAVE Common Stock shall have been converted pursuant to this Merger Agreement will be “restricted” as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”). (Under Rule 144, the period of restriction is generally one year.)  The Surviving Corporation will issue its Common Stock to the BWAVE stockholders under an appropriate exemption from the registration requirements of the Securities Act, including but not limited to the statutory exemption under Section 4(2) of the Securities Act, and Rule 506 adopted thereunder, and Regulation S.

Section 2. Representations and Warranties of the Surviving Corporation

The Surviving Corporation represents and warrants to BWAVE and the BWAVE stockholders that the statements contained in this Section 2 are correct and complete as of the date of this Merger Agreement and at and as of the Effective Date.

(i)
The Surviving Corporation is duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Surviving Corporation has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(ii)
The entire authorized capital stock of the Surviving Corporation consists of 75,000,000 shares of Common stock, $0.001 par value. 9,100,000 shares of Common Stock are issued and outstanding. Prior to the Effective Time, all shares of the Surviving Corporation’s stock with the exception of 4,100,000 shares of the Surviving Corporation’s Common Stock that are issued and outstanding, shall be redeemed and paid for by the Surviving Corporation such that the shares of Common Stock of the Surviving Corporation that the BWAVE stockholders shall receive pursuant to this Merger Agreement will represent approximately 54.9% of the Surviving Corporation’s voting and outstanding stock. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Surviving Corporation to issue, sell, or otherwise cause to become outstanding any of its authorized capital. There are no outstanding or authorized stock options, stock appreciation, phantom stock, profit participation, or similar rights with respect to the Surviving Corporation.  All shares transferred to BWAVE shareholders which have been outstanding at any time prior to the Effective Time will be transferred free and clear of all adverse claims.

(iv)	At the Effective Time, the Surviving Corporation has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

(v)
The Surviving Corporation has full corporate power and authority to execute and deliver this Merger Agreement and to perform its obligations hereunder. The Board of Directors of the Surviving Corporation has approved the transactions contemplated by this Merger Agreement.  Further, the Board of Directors of the Surviving Corporation has sought and obtained written consents from stockholders holding a majority of the issued and outstanding shares of the Common Stock of the Surviving Corporation approving the transactions contemplated by this Merger Agreement. This Merger Agreement constitutes the valid and legally binding obligation of the Surviving Corporation, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable rights.

(vi)
Neither the execution and the delivery of this Merger Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Surviving Corporation is subject or any provision of the Articles of Incorporation or Bylaws of the Surviving Corporation, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Surviving Corporation is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets.  Other than in connection with the provisions of any applicable law, the Surviving Corporation does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Merger Agreement.

(vii)
The Surviving Corporation has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) with respect to its business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against them in connection with its operations alleging any failure so to comply.

(viii)	The Surviving Corporation is not currently a party to any executory agreements other than this Merger Agreement.

(ix)
Neither the Surviving Corporation nor any director, officer, agent, or employee of the Surviving Corporation, or any other person associated with or acting for or on behalf of any Surviving Corporation, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Surviving Corporation, or (iv) in violation of any laws, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Surviving Corporation.

(x)	The Surviving Corporation has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment.

(xi)
There are no bankruptcy, insolvency or similar actions or proceedings pending or, to the knowledge of any director or officer of Surviving Corporation, overtly threatened by or against the Surviving Corporation.

(xii)
The Surviving Corporation has filed all tax returns that it was required to file. All such tax returns were correct and complete in all respects. All taxes owed by the Surviving Corporation (whether or not shown on any tax return) have been paid. The Surviving Corporation is not currently the beneficiary of any extension of time within which to file any tax return. No pending claim has been made by an authority in a jurisdiction where the Surviving Corporation does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Surviving Corporation’s assets that arose in connection with any failure (or alleged failure) to pay any tax.

(xiii)
The Surviving Corporation’s Common Stock trades on the OTC Bulletin Board under the symbol “ELVT” and it is fully compliant with US Securities and Exchange Commission  regulations. The Surviving Corporation’s management has the expertise to efficiently and effectively operate a public company.

(xiv)
With respect to the operations and business assets, the Surviving Corporation: (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and (ii) is not a party or threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.  The Surviving Corporation nor its officers, directors, or employees have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Surviving Corporation. No representation or warranty omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

Section 3. Representations and Warranties of BWAVE

BWAVE represents and warrants to the Surviving Corporation that the statements contained in this Section 3 are correct and complete as of the date of this Merger Agreement.

(i)
BWAVE represents it is a corporation duly organized, validly existing, and in good standing under the Danish Company Accounts Act.  It is duly authorized to conduct business and is in good standing under the laws of the jurisdiction where such qualification is required. BWAVE has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(ii)
BWAVE has full corporate power and authority to execute and deliver this Merger Agreement and to perform its obligations hereunder. The Board of Directors of BWAVE approved via unanimous written consent dated September 9, 2009 the transactions contemplated by this Merger Agreement. Further, the BWAVE stockholders have given the requisite stockholder approval to the transactions contemplated by this Merger Agreement. BWAVE has complied with all the requirements of jurisdictional law, its Articles of Incorporation and Bylaws to approve this Merger Agreement and the consummation of the transactions contemplated by this Merger Agreement. This Merger Agreement constitutes the valid and legally binding obligation of BWAVE enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally, or by the principles governing the availability of equitable rights.

(iii)
BWAVE owns, is properly licensed under, or otherwise possesses the valid and enforceable right to use all intellectual property that is material to the operation of the business of BWAVE as currently conducted.

(iv)	The assets of BWAVE are sufficient for the continued conduct of the business of BWAVE after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

Section 4. Conditions

The obligation of BWAVE to merge with and into the Surviving Corporation is subject to satisfaction, or waiver by BWAVE, of the conditions set forth below at or before the Effective Time.  BWAVE may waive any or all of such conditions, without prejudicing or affecting any other rights BWAVE may have.  If any conditions are not satisfied or waived, BWAVE shall have the right to terminate this Merger Agreement without liability.

(i)	The Surviving Corporation shall have performed all of the obligations to be performed by or on behalf of the Surviving Corporation under this Merger Agreement at or prior to the Closing.

(ii)           The stockholders of each party shall have approved the Merger.

(iii)           The Closing shall have taken place on or prior to the Effective Time.

(iv)
Articles of merger meeting the requirements set forth in Section 92A.200 of the Nevada Revised Statutes shall have been filed with and accepted by the Nevada Secretary of State on or prior to the Effective Time.

(v)	BWAVE has obtained evidence satisfactory to it that there are no claims, liens or encumbrances against the Surviving Corporation.

(vi)	The representations and warranties of the Surviving Corporation shall be accurate in all material respects as of the date made and at and as of the Closing.

(vii)	There shall have been no material adverse change, or any development likely to result in a material adverse change, in or affecting the Surviving Corporation.

Section 5. Miscellaneous

(i)
With the exception of the representation of the Surviving Corporation that none of the Surviving Corporation stockholders has asserted, nor will assert, dissenter’s rights and demanded payment, nor will demand payment, for shares of Surviving Corporation stock, none of the representations, warranties, and covenants of the parties will survive after the Effective Time.

(ii)
Until completion of the Merger, no party shall issue any press release or make any public announcement relating to the subject matter of this Merger Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

(iii)
This Merger Agreement shall not confer any rights or remedies upon any person other than the Dissenter’s Rights Depositor (defined below) and the parties, and their respective successors and permitted assigns.

(iv)
This Merger Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(v)
This Merger Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Merger Agreement or any of its rights, interests, or obligations hereunder.

(vi)	This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(vii)	The section headings contained in this Merger Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

(viii)
All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by overnight courier, confirmed facsimile, or confirmed Internet transmission.

If to the Surviving Corporation:

Jacob Lemmeke, Director
Elevated Concepts Inc.
1802 North Carson Street, Suite 108
Carson City, NV  89701
Fax: 1-303-988-6954

Email: ddalmy@earthlink.net

If to BWAVE:

Ulrik Svane Thomsen, President
Bloggerwave ApS
Ny Strandvej 21
3050 Humlebaek, DK
Fax: +45 3514 2572
Email: ust@bloggerwave.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(ix)
The parties may mutually amend any provision of this Merger Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors. No amendment of any provision of this Merger Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(x)
Any term or provision of this Merger Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(xi)	Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Merger Agreement and the transactions contemplated hereby.

(xii)	The Surviving Corporation shall not enter into, renew, extend, amend or modify any contracts prior to the Effective Time.

(xiii)	Each party will cooperate with the other in the preparation and filing, as soon as possible, of all necessary applications, filings, and other documents with respect to the Merger.

(xiv)
Subject to applicable laws and regulations, each party will give the other party and its representatives full access during normal business hours to all of its properties, books, records, documents, personnel and accountants.

(xv)
The parties for themselves, their managers, directors, officers, employees, agents, and representatives, covenant with each other that they will use all information relating to any other party that is acquired pursuant to the provisions of this Merger Agreement or in the course of negotiations with or examination of any other party only in connection with and for the purpose of the transactions contemplated hereby, and shall cause all information obtained by them pursuant to this Merger Agreement and such negotiations and examinations, which is not publicly available, to be treated as confidential except as may otherwise be required by law or as may be necessary or appropriate in connection with the enforcement of this agreement or any document or instrument referred to, contemplated by or executed contemporaneously with this agreement, in order to give effect to the provisions and purposes of this Merger Agreement.

IN WITNESS WHEREOF, we the Parties hereto have executed this Merger Agreement on the date first above

ELEVATED CONCEPTS INC.
(a Nevada Corporation).

/s/ Jacob Lemmeke
____________________________________
Jacob Lemmeke, Director

BLOGGERWAVE APS
(a Danish Corporation)

/s/ Ulrik Svane Thomsen
___________________________________
Ulrik Svane Thomsen, President

APPENDIX A
TO
MERGER AGREEMENT

DISTRIBUTION OF 5,000,000 SHARES PURSUANT TO PARAGRAPH 1.03 (iii)

NAME	ADDRESS	QUANTITY
IQDIVISION CORP	1802 NORTH CARSON STREET, SUITE 108 CARSON CITY, NV 89701	3,500,000
ULRIK SVANE	KLOVERMARKEN 42, 3060 ESPERGAERDE, DENMARK	500,000
JAKOB LEMMEKE	SORTEVEJ 3, 3070 SNEKKERSTEN, DENMARK	500,000
SOREN RISAGE	BAKKEVEJ 5, 3650 OELSTOEKKE, DENMARK	500,000

A-1

APPENDIX B
TO
MERGER AGREEMENT

DISTRIBUTION OF  3,000,000 SHARES PURSUANT TO PARAGRAPH 1.03 (iv)

NAME	ADDRESS	QUANTITY
SAPIENS ALLIANCE LTD.	AKARA BLDG., 24 DE CASTRO STREET WICKHAMS CAY I, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS	1,500,000
SVANECO LTD.	AKARA BLDG., 24 DE CASTRO STREET WICKHAMS CAY I, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS	1,500,000

B-1